Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MARK A. EMALFARB, Plaintiff, v. DYADIC INTERNATIONAL, INC., Defendant.	) ) ) ) ) ) ) ) ) )	C.A. No. 3353-VCP

ANSWER

Defendant Dyadic International, Inc. (“Dyadic” or the “Company”), by and through its undersigned counsel, hereby answers plaintiff Mark A. Emalfarb’s Verified Complaint (the “Complaint”) as follows:

1. Admitted only that Mr. Emalfarb is a director of the Company and that Mr. Emalfarb, as trustee of the Mark A. Emalfarb Trust U/A/D October 1, 1987 is the holder of record of approximately 5,822,125 shares of the Company’s stock.  Dyadic lacks information or knowledge sufficient to form a basis for admitting or denying the remaining allegations set forth in the second, third, and fourth sentences in this paragraph.  Dyadic respectfully refers the Court to the Schedule 13D attached as Exhibit A to the Complaint for a full and accurate statement of its contents.
2. Admitted.
3. Admitted.
4. Admitted.
5. By way of response to paragraph 5, Dyadic respectfully refers the Court to Section 211(c) of the Delaware General Corporation Law for a full and accurate statement of its contents.
6. Paragraph 6 states a legal conclusion, for which no response is required.

FIRST AFFIRMATIVE DEFENSE

Should the Court determine to exercise its discretion pursuant to Section 211(c) of the Delaware General Corporation Law to order an annual meeting of Dyadic’s stockholders to elect two directors (in accordance with Article V of Dyadic’s restated certificate of incorporation), the annual meeting should be held at a date and time that ensures that Dyadic has a fair, reasonable and adequate opportunity to (i) call, provide notice of, solicit proxies in connection with and hold an annual meeting of its stockholders, in accordance with applicable law, and (ii) fully and fairly inform its stockholders of the Board of Directors’ recommendation and about material matters relating to the election of directors.  Those matters include the following:

•
In April 2007, following the death of the managing director of the Company’s Asian subsidiaries, the Company became aware of alleged improprieties perpetrated against the Company and its Asian subsidiaries by the Asian subsidiaries’ management.  The revelation of these alleged improprieties made the Company aware of possible material operational and financial improprieties at its subsidiaries’ Hong Kong and mainland China operations.  The most significant alleged impropriety is that the Asian subsidiaries’ largest customer/distributor was actually controlled by the management of the Asian subsidiary and had been established to permit certain customers with companies in China to pay for products in cash in order to avoid reporting and paying Value Added Tax (“VAT”).

•
The Audit Committee of the Board of Directors commenced an investigation with respect to the alleged improprieties, which was carried out by independent legal counsel with no previous ties to the Company, Mr. Emalfarb, or any other Company director (the “Investigation”).  On April 23, 2007, the Board of Directors, on the recommendation of the Audit Committee, determined that – in view of the alleged improprieties and their possible impact upon previously issued Company financial statements  – the Company’s financial statements previously filed with the Securities and Exchange Commission (“SEC”) should no longer be relied upon.  That same day, Mr. Emalfarb, the Company’s founder, took a leave of absence from all of his positions and offices with the Company, including his positions as President, Chief Executive Officer and Chairman of the Board, pending the completion of the Investigation.  On May 21, 2007, the Board directed the Company to abandon its Asian operations.

•
The independent law firm that conducted the Investigation was commissioned to interview all persons with knowledge of the events in question.  The investigation took several months and included travel to and interviews in Hong Kong.  The independent legal counsel, which reported its findings to the Audit Committee, found, among other things, that Mr. Emalfarb (whom the independent legal counsel interviewed twice, with his counsel present) had willfully concealed material facts relating to operational and financial improprieties at the Company’s Asian subsidiaries.  On September 20, 2007, a special committee of the Board of Directors, after affording Mr. Emalfarb ample opportunity to be heard, determined, upon recommendation of the Audit Committee, to terminate Mr. Emalfarb’s employment by the Company, as the Company’s Chief Executive Officer and President, for cause.  Mr. Emalfarb remains a director of the Company despite the Company’s request that he voluntarily resign from the Board.

•
The Company has been unable to determine the proper accounting treatment with respect to its Asian operations (including the abandonment of such operations in 2007) and whether or not a restatement of prior financial results will be required and, if required, whether or not there is sufficient auditable information and supporting documentation to complete the task.  As a result, the Company has been unable to make timelycompliantfilings with the SEC of its Quarterly Reportson Form 10-QSB for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007; the Company has been unable to announce its operational and financial results for these quarters; and the Company’s shares are suspended from trading on the American Stock Exchange (“AMEX”) and the Company is presently the subject of a delisting proceeding by AMEX.

•
Under these circumstances, applicable rules and regulations of the SEC restrict the Company from soliciting proxies or engaging in other communications with stockholders that might be construed as the solicitation of proxies under the SEC’s proxy rules.  The circumstances and the imposition of such restrictions (which restrict the Company, but not Mr. Emalfarb) are a direct result of the wrongful conduct of Mr. Emalfarb, which led to Mr. Emalfarb’s termination and to the adverse effect on the Company’s financial statements, SEC reports, and AMEX trading and listing described above.

•
Although the Company has publicly disclosed that Mr. Emalfarb was terminated for cause as a result of his willful concealment of facts relating to material operational and financial improprieties at the Company’s Asian subsidiaries, the Company has not to date disclosed additional details relating to Mr. Emalfarb’s conduct and the harm he has caused the Company.  Upon information and belief, Mr. Emalfarb may propose to nominate himself for election as a director at the annual meeting.  Mr. Emalfarb has publicly disclosed via a Schedule 13D filing that he and other stockholders of the Company have entered into an agreement to vote as a group.  It is not clear whether Mr. Emalfarb has fully disclosed the circumstances of his termination, his harm to the Company, and other matters to members of that group or to other stockholders with whom, on information and belief, the Company understands Mr. Emalfarb is communicating.  The Voting Agreement included as an exhibit to the Schedule 13D, which is attached to Mr. Emalfarb’s Verified Complaint, provides that any member of the voting “group” may terminate the voting agreement with respect to itself upon 30 days’ prior notice.

Under the circumstances, it is particularly important that Dyadic be provided with an opportunity, in addition to noticing, calling, convening and holding an annual meeting of its stockholders to elect directors, to disclose relevant information to its stockholders (including those who are members of Mr. Emalfarb’s “group”) and that the stockholders have an opportunity to digest and reflect upon information that the Board of Directors of the Company determines in the exercise of its good faith business judgment is material information that should be disclosed to stockholders in advance of the annual meeting, including, without limitation, additional information about the Company, its recently announced strategic process, and the reasons for Mr. Emalfarb’s termination, as well as the board’s recommendations for or against the election of particular nominees.  Dyadic respectfully submits that it would need sufficient time before the annual meeting (i) to make prompt application to the SEC for any necessary or appropriate exemptive relief, waivers, orders or a “no action letter” to ensure that Dyadic will be permitted to provide notice of the annual meeting, to make recommendations and to solicit proxies in connection with the annual meeting, to make public disclosures about the annual meeting, and to provide information the Board of Directors believes to be material to stockholders in connection with such annual meeting, and (ii) if the SEC permits such notice, solicitation, recommendations and/or disclosures, to make and provide such notice, solicitation, recommendations and/or disclosures by whatever means is allowed and/or appropriate (including via notice, stockholder letter, proxy statement, information statement, press release and/or Form 8-K filing or otherwise).

SECOND AFFIRMATIVE DEFENSE

Should the Court determine to exercise its discretion pursuant to Section 211(c) of the Delaware General Corporation Law to order an annual meeting of Dyadic’s stockholders to elect two directors, the annual meeting of stockholders should be held at a date and time that ensures that other stockholders will have an adequate opportunity to make nominations for the election of directors pursuant to Section 3.02(b) of the Company’s bylaws and for other stockholders to solicit proxies for such meeting.  Pursuant to Dyadic’s restated certificate of incorporation, the Company has three classes of directors.  The terms of only one class, with two directors’ seats, are ripe for election.  Mr. Emalfarb holds one such seat; the other seat is currently vacant.  Mr. Emalfarb’s wrongful conduct has resulted in the Company’s inability, consistent with the SEC’s proxy rules, to notice, make recommendations and solicit proxies in connection with an annual meeting of stockholders, and he should not be permitted to take advantage of the results of his own wrongful conduct and to utilize Section 211(c) as a vehicle to seek to deprive other stockholders of the right to make nominations, and solicit proxies in connection with such nominations, in an effort to entrench himself.  Section 3.02(b) of the Company’s bylaws permits other stockholders to make nominations in connection with an annual meeting of stockholders and, under the circumstances, other stockholders should be provided with such an opportunity in accordance with the provisions of Section 3.02(b) and also should be given a sufficient opportunity to solicit proxies should they so desire.

WHEREFORE, Dyadic joins in Plaintiff’s request that the Court enter an Order requiring Dyadic to hold an annual meeting of stockholders for the election of two directors.  Dyadic respectfully requests that the Court fix a date and time for such meeting that provides sufficient time in advance of the annual meeting (i) for other stockholders of the Company to nominate candidates for election in accordance with Section 3.02(b) of the Company’s bylaws and for other stockholders to solicit proxies for such meeting; (ii) for Dyadic to make prompt application to the SEC for any necessary exemptive relief, waiver, order, or “no action letter” to ensure that Dyadic will be permitted to provide notice of the annual meeting to its stockholders and to disclose to the stockholders information the Board of Directors believes to be material to stockholders in connection with such annual meeting, including, without limitation, additional information about the Company, its recently announced strategic process, and the reasons for Mr. Emalfarb’s termination, as well as the Board’s recommendations for or against the election of particular nominees; and (iii) for Dyadic to make such disclosures to its stockholders and for the stockholders to review and digest such information in advance of the annual meeting.

Defendant therefore prays that this Court enter an order:

A.	Requiring the Company to hold an annual meeting of stockholders for the election of two directors;
B.
Designating a date, time, and place for such meeting and the record date for the determination of stockholders of the Company entitled to vote at the annual meeting, and approving the form of notice of the annual meeting;

C.
Directing the Company to make prompt application to the SEC for any necessary exemptive relief, waiver, order, or “no action letter” to ensure that Dyadic will be permitted to provide notice of the annual meeting, to make recommendations, to solicit proxies, and to make public disclosures about the annual meeting in order to provide information the Board of Directors believes to be material to stockholders in connection with such annual meeting;

D.	Awarding Defendant the costs and expenses of this litigation, including reasonable attorneys’ fees; and
E.	Granting such other and further relief as the Court deems just and proper.

Dated: December 10, 2007
POTTER ANDERSON & CORROON LLP
By:    /s/ Berton W. Ashman, Jr.
Michael A. Pittenger (#3212)
Berton W. Ashman, Jr. (#4681)
Hercules Plaza, 6th Floor
1313 N. Market Street
P.O. Box 951
Wilmington, Delaware  19899-0951
(302) 984-6000
Attorneys for Defendant

834253

CERTIFICATE OF SERVICE

I hereby certify that on December 10, 2007, a copy of the foregoing ANSWER was served electronically via LexisNexis File & Serve upon the following counsel of record:

S. Mark Hurd, Esquire
Amaryah Kishpaugh, Esquire
Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899-1347
(302) 658-9200

/s/ Berton W. Ashman, Jr.
Berton W. Ashman, Jr. (#4681)
834253